UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2017, Marina Biotech, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with a trust affiliated with Mr. Isaac Blech (the “Purchaser”) pursuant to which the Company will issue to the Purchaser a secured convertible promissory note in the aggregate principal amount of $500,000 (“Note”). The Note will become due and payable on March 31, 2018. Interest shall be paid on a monthly basis in cash or in shares of the common stock of the Company, at the option of the Company. The unpaid principal amount of the Note, together with any interest accrued but unpaid thereon, shall, in general, automatically be converted into the securities of the Company to be issued and sold at the closing of any financing transaction involving the sale by the Company of its equity securities (or securities exercisable for or convertible into the equity securities of the Company) yielding aggregate gross proceeds to the Company of not less than $5,000,000.

The Note is secured by the assets of the Company and certain of its wholly-owned subsidiaries pursuant to a Security Agreement by the Company and such subsidiaries in favor of the Purchaser dated as of November 22, 2017 (the “Security Agreement”), and an Intellectual Property Security Agreement by the Company and such subsidiaries in favor of the Purchaser dated as of November 22, 2017 (the “IP Security Agreement”).

The Security Agreement provides the Purchaser with a security interest in, but not limited to, all of the property, equipment and fixtures, accounts, negotiable collateral, cash, and cash equivalents of the Company and certain of its wholly-owned subsidiaries, subject to certain exceptions. The security interest created in the collateral will be first priority, subject to the permitted encumbrances provided in the Security Agreement, and will be perfected to the extent such security interest can be perfected by the filing of a financing statement and filings with the U.S. Patent and Trademark Office. The security interest created in the collateral will be removed at such time as the Note is paid in full.

A copy of each of the Purchase Agreement, the Security Agreement, the IP Security Agreement and the form of Note is attached hereto as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, and is incorporated herein by reference.

The foregoing summary of the transaction contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has entered into the Purchase Agreement, dated as of November 22, 2017, pursuant to which it agreed to issue the Note to the Purchaser. The Note will be secured by the assets of the Company and certain of its wholly-owned subsidiaries, and will be due and payable on the earlier of March 31, 2018 or upon an acceleration in accordance with the Note. The Company may prepay the Note, without penalty or premium, at any time and from time to time. The obligations of the Company under the Note are secured pursuant to the Security Agreement and the IP Security Agreement. Payment of the obligations under the Notes may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Notes when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain proceedings are commenced against the collateral securing the payment of the Notes; (v) certain material judgments are rendered against the Company; (vi) the occurrence of certain voluntary and involuntary bankruptcy proceedings; and (vii) the occurrence of a change of control event with respect to the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, the Board of Directors of the Company (the “Board”) elected Isaac Blech as a member of the Board, which election became effective November 22, 2017.

Mr. Blech currently serves on the Board of Directors of Contrafect Corporation, a biotech company specializing in novel methods to treat infectious disease. Mr. Blech also serves as Vice Chairman of Cerecor, Inc., a company focused on pediatrics and rare diseases, as Vice Chairman of Edge Therapeutics, Inc., a CNS company developing new treatments for conditions such as brain trauma, and as Vice Chairman of Diffusion Pharmaceuticals, Inc., an oncology company. Mr. Blech was a founder of some of the world’s leading biotechnology companies, such as Celgene Corporation, ICOS Corporation, Pathogenesis Corporation, Nova Pharmaceutical Corporation and Genetic Systems Corporation. These companies are responsible for major advances in oncology, infectious disease and cystic fibrosis. Mr. Blech received a B.A. in Medicine from Baruch College. The Company believes that Mr. Blech’s experience as a director of numerous public biotechnology companies gives him the qualifications, skills and financial expertise to serve on the Company’s Board of Directors.

In connection with the appointment of Mr. Blech as a director of the Company, the Company granted to Mr. Blech options to purchase up to 473,457 shares of the common stock of the Company under the Company’s 2014 Long-Term Incentive Plan. The options have an exercise price of $1.80 per share of common stock, and shall vest and become exercisable in twenty (20) equal (or as nearly equal as possible) installments on the last calendar day of each calendar quarter over a five-year period beginning on December 31, 2017. The options were issued pursuant to a Stock Option Agreement between the Company and Mr. Blech, a copy of which is attached hereto as Exhibit 4.2, and is incorporated herein by reference.

Other than as a result of the transactions described in Item 1.01 of this Current Report on Form 8-K, and as described in this Item 5.02, there are no arrangements or understandings between Mr. Blech and any other person pursuant to which he was selected as a director. Mr. Blech does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Secured Convertible Promissory Note.

4.2*	Stock Option Agreement dated as of November 22, 2017 by and between Marina Biotech, Inc. and Isaac Blech.

10.1	Note Purchase Agreement dated as of November 22, 2017 by and between Marina Biotech, Inc. and River Charitable Remainder Unit Trust, FBO Isaac Blech, July 20, 2987, Isaac Blech Trustee.

10.2	Security Agreement, dated as of November 22, 2017, among Marina Biotech, Inc., IThenaPharma Inc., Cequent Pharmaceuticals, Inc., MDRNA Research, Inc. and River Charitable Remainder Unit Trust, FBO Isaac Blech, July 20, 2987, Isaac Blech Trustee.

10.3	Intellectual Property Security Agreement, dated as of November 22, 2017, by Marina Biotech, Inc., IThenaPharma Inc., Cequent Pharmaceuticals, Inc. and MDRNA Research, Inc. in favor of River Charitable Remainder Unit Trust, FBO Isaac Blech, July 20, 2987, Isaac Blech Trustee.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

November 24, 2017	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Secured Convertible Promissory Note.

4.2*	Stock Option Agreement dated as of November 22, 2017 by and between Marina Biotech, Inc. and Isaac Blech.

10.1	Note Purchase Agreement dated as of November 22, 2017 by and between Marina Biotech, Inc. and River Charitable Remainder Unit Trust, FBO Isaac Blech, July 20, 2987, Isaac Blech Trustee.

10.2	Security Agreement, dated as of November 22, 2017, among Marina Biotech, Inc., IThenaPharma Inc., Cequent Pharmaceuticals, Inc., MDRNA Research, Inc. and River Charitable Remainder Unit Trust, FBO Isaac Blech, July 20, 2987, Isaac Blech Trustee.

10.3	Intellectual Property Security Agreement, dated as of November 22, 2017, by Marina Biotech, Inc., IThenaPharma Inc., Cequent Pharmaceuticals, Inc. and MDRNA Research, Inc. in favor of River Charitable Remainder Unit Trust, FBO Isaac Blech, July 20, 2987, Isaac Blech Trustee.

*	Indicates management contract or compensatory plan or arrangement.